                                                                           EX-21
                                                                JANUARY 27, 1998

                          HARRAH'S ENTERTAINMENT, INC.

                                  SUBSIDIARIES

                                                                     JURISDICTION      PERCENTAGE       DATE OF
  NAME                                                             OF INCORPORATION   OF OWNERSHIP   INCORPORATION
-----------------------------------------------------------------  -----------------  -------------  -------------
Aster Insurance Ltd..............................................  Bermuda                   100%        02/06/90
Harrah's Operating Company, Inc..................................  Delaware                  100%        08/08/83
  HEI Acquisition Corp...........................................  Nevada                    100%        12/16/97
  HPB Corporation................................................  Kansas                    100%        11/13/97
  Harrah South Shore Corporation.................................  California                100%        10/02/59
  Harrah's--Holiday Inns of New Jersey, Inc......................  New Jersey                100%        09/19/79
  Harrah's Alabama Corporation...................................  Nevada                    100%        09/09/93
  Harrah's Alberta Investment Corporation........................  Alberta                   100%        04/05/95
  Harrah's Arizona Corporation...................................  Nevada                    100%        01/26/93
  Harrah's Asia Development Company..............................  Nevada                    100%        09/20/96
  Harrah's Asia Investment Company...............................  Nevada                    100%        09/20/96
  Harrah's Asia Management Company...............................  Nevada                    100%        09/20/96
  Harrah's Atlantic City, Inc....................................  New Jersey                100%        02/13/79
  Harrah's Aviation, Inc.........................................  Tennessee                 100%        03/11/63
  Harrah's California Corporation................................  Nevada                    100%        02/02/94
  Harrah's Colorado Investment Corporation.......................  Nevada                    100%        06/23/93
  Harrah's Colorado Management Company...........................  Nevada                    100%        06/23/93
  Harrah's Colorado Standby Corporation..........................  Nevada                    100%        11/10/93
  Harrah's Crescent City Investment Company......................  Nevada                    100%        03/28/97
  Harrah's Huntington Corporation................................  W. Virginia               100%        03/03/95
  Harrah's Illinois Corporation..................................  Nevada                    100%        12/18/91
    Van Buren Leasing Corporation(1).............................  Nevada                    100%        08/30/96
  Harrah's Indiana Casino Corporation............................  Nevada                    100%        09/09/93
  Harrah's Indiana Management Corporation........................  Nevada                    100%        09/09/93
  Harrah's Interactive Entertainment Company.....................  Nevada                    100%        09/21/94
  Harrah's Interactive Investment Company........................  Nevada                    100%        09/21/94
  Harrah's Kansas Casino Corporation.............................  Nevada                    100%        11/12/93
  Harrah's Las Vegas, Inc........................................  Nevada                    100%        03/21/68
  Harrah's Laughlin, Inc.........................................  Nevada                    100%        07/10/87
  Harrah's Management Company....................................  Nevada                    100%        04/07/83
  Harrah's Marketing Services Corporation........................  Nevada                    100%        08/21/97
  Harrah's Maryland Heights Corporation..........................  Nevada                    100%        07/30/93
  Harrah's Maryland Heights LLC(2)...............................  Delaware                   99%        10/16/95
  Harrah's Maryland Heights Operating Company....................  Nevada                    100%        06/20/95
  Harrah's de Mexico, S.A. de C.V.(3)............................  Mexico                     50%        05/29/95
  Harrah's Michigan Corporation..................................  Nevada                    100%        06/15/93
  Harrah's Minnesota Corporation.................................  Nevada                    100%        10/20/92
  Harrah's NC Casino Company, LLC(4).............................  North Carolina             99%        04/21/95
  Harrah's New Jersey, Inc.......................................  New Jersey                100%        09/13/78
  Harrah's New Orleans Investment Company........................  Nevada                    100%        05/21/93
  Harrah's New Orleans Management Company........................  Nevada                    100%        05/21/93
  Harrah's New Zealand Inc.......................................  Nevada                    100%        02/18/92
  Harrah's-North Kansas City Corporation.........................  Nevada                    100%        02/23/93
  Harrah's Ontario, Inc..........................................  Canada                    100%        06/23/93
  Harrah's Pennsylvania Development Co...........................  Nevada                    100%        05/18/94
  Harrah's Pittsburgh Management Company.........................  Nevada                    100%        06/08/94

                          HARRAH'S ENTERTAINMENT, INC.

                                                                     JURISDICTION      PERCENTAGE       DATE OF
  NAME                                                             OF INCORPORATION   OF OWNERSHIP   INCORPORATION
-----------------------------------------------------------------  -----------------  -------------  -------------
  Harrah's Red River Corporation.................................  Nevada                    100%        08/05/96
  Harrah's Reno Holding Company, Inc.............................  Nevada                    100%        02/23/88
  Harrah's Shreveport Investment Company, Inc....................  Nevada                    100%        04/23/92
  Harrah's Shreveport Management Company, Inc....................  Nevada                    100%        04/23/92
  Harrah's Skagit Valley Agency Corporation......................  Nevada                    100%        11/08/95
  Harrah's Southeast Washington Casino Corporation...............  Nevada                    100%        11/21/95
  Harrah's Southwest Michigan Casino Corporation.................  Nevada                    100%        04/06/95
  Harrah's Tunica Corporation....................................  Nevada                    100%        08/10/92
  Harrah's Vicksburg Corporation.................................  Nevada                    100%        07/13/92
  Harrah's Washington Corporation................................  Nevada                    100%        02/03/94
  Harrah's West Virginia Corporation.............................  W. Virginia               100%        03/03/95
  Harrah's Wheeling Corporation..................................  Nevada                    100%        04/29/94

------------------------

(1) 100% owned by Des Plaines Development Limited Partnership of which Harrah's Illinois Corporation is 80% partner

(2) 99% Harrah's Operating Company, Inc., 1% Harrah Maryland Heights Operating Company

(3)   50% Harrah's Operating Company, Inc., 50% Harrah's Mexico Holding Company

(4)   99% Harrah's Operating Company, Inc., 1% Harrah's Management Company